Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appgate, Inc.

Coral Gables, Florida

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement No. 333-262394 of our report dated March 31, 2022, relating to the consolidated financial statements of Appgate, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

Miami, Florida

April 1, 2022